Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2015 Stock Incentive Plan of Endo International plc of our report dated March 12, 2015, with respect to the consolidated financial statements of Par Pharmaceutical Holdings, Inc. included in the Endo International plc Current Report on Form 8-K dated June 2, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey

June 15, 2015